UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 18, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of security holders at a special meeting of the stockholders of SWS Group, Inc. (the “Company”) on May 18, 2011:

•

Proposal One: To approve, for purposes of the New York Stock Exchange listing standards, the issuance of warrants and up to 17,391,304 shares of common stock of the Company issuable upon exercise of such warrants, subject to anti-dilution adjustments, or, in certain circumstances, non-voting perpetual participating preferred stock issuable upon exercise of the warrants and convertible, in certain circumstances, into common stock, to Hilltop Holdings Inc. and Oak Hill Capital Partners pursuant to the Funding Agreement, dated as of March 20, 2011, among the Company, Hilltop and Oak Hill Capital.

•

Proposal Two: To adjourn the special meeting of stockholders, if necessary, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve Proposal One.

Proposal One: The Issuance of Warrants to Hilltop Holdings Inc. and Oak Hill Capital Partners

This proposal, pursuant to which the Company will issue warrants to each of Hilltop and Oak Hill Capital for up to 8,695,652 shares of common stock of the Company issuable upon exercise of such warrants (subject to anti-dilution adjustments), or, in certain circumstances, non-voting perpetual participating preferred stock issuable upon exercise of the warrants (which may be convertible into common stock in certain circumstances), was approved with stockholders casting votes as follows:

	For	Against	Abstain
Approval of Proposal One	19,661,770	7,764,870	48,190

Proposal Two: To Adjourn the Special Meeting of Stockholders, if Necessary

Because Proposal One was approved and the total votes cast on Proposal One represented over 50% of all outstanding securities entitled to vote, no adjournment to solicit additional proxies was necessary and, therefore, no action was required with respect to Proposal Two.

ITEM 7.01 Regulation FD Disclosure.

On May 18, 2011, the Company released a press release announcing the results of the special meeting of stockholders described in Item 5.07 hereof. A copy of the May 18 press release is attached as Exhibit 99.1.

This information in this Item 7.01 and in Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed”, with the SEC and shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01—Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of SWS Group, Inc. dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: May 18, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SWS Group, Inc. dated May 18, 2011.

4